                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20459

                                    FORM 8-K
                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)  February 9, 1998



                            CREDIT DEPOT CORPORATION
                            ------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                         0-19420                                     58-1909265
           --------                         -------                                     ----------
(State or other jurisdiction of     (Commission file number)                    (I.R.S. Employer Identification No.)
incorporation or organization)

                               700 Wachovia Center
                              Gainesville, Georgia
                              --------------------
                    (Address of principal executive offices)

                                      30501
                                      -----
                                   (Zip code)


                                 (770) 531-9927
                                 --------------
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

     On February 9, 1998, Credit Depot Corporation (the "Company") and one of its wholly-owned subsidiaries were named as defendants in an action filed in the Court of Common Pleas of Cuyahoga County, Ohio (the "State Court") by Alan Schiff, a former employee of the subsidiary (the "Plaintiff"). The case has been removed to the United States District Court for the Northern District of Ohio (the "Federal Court") although the Plaintiff has made a motion to remand the action to the State Court. In connection with the purchase by the subsidiary of an enterprise in which the Plaintiff was a principal, the Plaintiff signed an employment contract and a non-competition/non-solicitation agreement. The Plaintiff has asserted claims for (1) breach of the purchase and employment agreements; (2) rescission of the purchase agreement and all other agreements;
(3) a declaration of his rights under the agreements; and (4) an injunction enjoining the Company and the subsidiary from enforcing restrictive covenants in the agreements which, pursuant to their terms, would prohibit the Plaintiff from competing against the Subsidiary in the mortgage business, and from any further alleged breaches of the agreements. The Plaintiff is seeking compensatory damages of $1,000,000 and punitive damages of $2,000,000. The Plaintiff moved for a temporary restraining order and a preliminary injunction to prevent the Company and the Subsidiary from enforcing the non-competition provisions. The Federal Court denied his motions. The Company believes that the termination of the Plaintiff was proper, that both the Company and the subsidiary have complied with the terms of their respective obligations to the Plaintiff, and that the restrictive covenants are fully enforceable. The Company and the subsidiary have denied the Plaintiff's substantive claims and asserted counterclaims against the Plaintiff for (a) unspecified damages for (1) breach of the purchase agreement;
(2) breach of his employment agreement; (3) breach of fiduciary duty; and (b) a declaratory judgment to the effect that the Company and the subsidiary did not breach any agreement with the Plaintiff. The proceeding has yet to reach the discovery stage and no estimate of potential liability or recovery, if any, can be made at this time.

     On February 27, 1998, Terry Lee Flowers and Rosemary Flowers, (the "Plaintiffs") on behalf of themselves and a purported class of others brought an action against another wholly-owned subsidiary of the Company in the United States District Court for the Northern District of Mississippi. The Plaintiffs alleged that the subsidiary made payments to mortgage brokers which constituted referral fees, kickbacks and duplicative payments in violation of the Real Estate Settlement Procedures Act ("RESPA") and certain rules and regulations thereunder (the "Rules and Regulations") and, as a result, the Plaintiffs and others were charged higher rates of interest by the subsidiary than would have otherwise been the case. The Court has not ruled on whether the action will proceed as a class action. The Plaintiffs are seeking a non-specified amount of compensatory damages. In the event of a finding against the subsidiary in the action, in addition to a material amount of monetary damages which may be assessed against the subsidiary, the Company's ability to continue to obtain referrals from mortgage brokers could be significantly impaired. Substantially all of the Company's business is presently derived from referrals from mortgage brokers. The subsidiary intends to vigorously defend the action.

     In March 1998, the Company entered into an agreement with Pinnacle Mortgage Acceptance Corporation ("Pinnacle") pursuant to which Pinnacle agreed to purchase from the Company up to $10,000,000 of participations in certain mortgage pools which are acceptable to Pinnacle.. The agreement requires that each mortgage loan in a Pool, when granted, was in compliance with all applicable provisions of federal and state laws and regulations, which include RESPA and the Rules and Regulations. In addition, each mortgage loan must be subject to a contractual arrangement with a third party acceptable to Pinnacle pursuant to which the third party has agreed to purchase such mortgage loan. Pinnacle, in its sole discretion may require the Company to withdraw one or more mortgage loans from any of the Pools. Upon any such withdrawal, the Company will be required to pay to Pinnacle, Pinnacle's participation interest in such mortgage loans plus all related accrued interest, fees and other expenses. In the event that the Company becomes insolvent or bankrupt or certain creditors' rights proceedings are instituted by or against the Company, or the Company fails to meet its obligations under the agreement with Pinnacle, the Company will be deemed to be in default of such agreement and Pinnacle will not be obligated to purchase any further participations from the Company. Unless otherwise sooner terminated by a default on the part of the Company, the agreement with Pinnacle will automatically be renewed until October 1999 unless either party notifies the other to the contrary not later than August 24, 1998. The interest rate payable to Pinnacle by the Company is 2% above the prime rate as published from time to time in the Money Rates column of The Wall Street Journal. If the Company defaults, the interest rate will be increased by 2%. On February 28, 1998, Pinnacle held mortgage loans purchased form the Company aggregating approximately $3,771,000.

     The agreement with Pinnacle is similar to an agreement entered into between the Company and First Bankshares Mortgage and Investments, Inc. ("First Bankshares") in December 1997. The agreement with First Bankshares may be canceled by either party on forty five days notice. On February 28, 1998, First Bankshares held mortgage loans purchased from the Company aggregating approximately $2,780,000.

     Since January 1998, substantially all of the loans made by the Company have been sold to Pinnacle or First Bankshares. The Company believes if Pinnacle and First Bankshares continue to purchase the Company's loans pursuant to their respective agreements with the Company and the Company is able to obtain commitments from third parties for the purchase of mortgage loans, the Company's loan funding ability will be adequate to meet loan production demands for the remainder of the current year.

     In March 1998, the Company and the holder of $500,000 of mortgage participations modified their agreement. Under the terms of the modification, the maturity date was extended to December 31, 1998, provided that $250,000 of the participation is repaid by June 30, 1998, and the interest rate was increased to 12% per annum.

     In March 1998, the Company received preliminary data on the recent performance of mortgage loan pools the Company sold to Access Financial Corporation ("Access") from March 1996 to September 1997, when the Company ceased selling loans to Access. Sales of loans to Access during this period generated the Interest-Only Strip Receivable Asset (the "Asset") reported on the Company's balance sheet. This preliminary data indicates that the assumptions used to estimate the value of the Asset (primarily the prepayment assumption) have changed significantly. The Company anticipates that it will reduce the amount of the Asset on the Company's balance sheet at March 31, 1998, by approximately $2,000,000, primarily to reflect the recent increase in prepayment speed of the mortgage pools. The Company monitors the performance of the mortgage pools underlying the Asset and will make adjustments to the value of the Asset on a quarterly basis if the loan servicer reports indicate that the assumptions used to value the Asset have changed significantly. The decrease in net worth as a result of the adjustment to the value of the Asset will probably lower the tangible net worth of the Company below the $2,000,000 minimum established by the Nasdaq SmallCap Market (the "Market") as a maintenance requirement for continued listing of the Company's Common Stock (the "Common Stock"). If the Company should report a tangible net worth less than $2,000,000 on its quarterly report Form 10-QSB for the three months ended March 31, 1998, the Common Stock would be subject to de-listing from the Market. If the Market did not accept the Company's plans for restoring tangible net worth to required levels and the common stock was actually de-listed, then the Common Stock would trade on the Over-The-Counter Bulletin Board, and could become subject to Rule 15g-9 under the Securities Exchange Act of 1934 (the "Exchange Act"), which imposes additional sales practice requirements on broker-dealers which sell such securities to certain persons. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such rule may adversely affect the ability of broker-dealers to sell the Company's common stock. Additionally, the Securities and Exchange Commission (the "SEC") imposes regulations on trades of "penny stocks", generally defined as any non-Nasdaq equity security that has a market price (as therein defined) of less than $5.00 per share subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. If the Company's Common Stock were subject to rules relating to penny stocks, the market liquidity for the Company's securities could be severely adversely affected.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    CREDIT DEPOT CORPORATION
                                    ------------------------
                                          (Registrant)




Date: March 31, 1998                       /s/ Ralph J. DeBee
                                    --------------------------------------------
                                               Ralph J. DeBee
                                     (President and Chief Executive Officer)




Date: March 31, 1998                         /s/ Charles D. Farrahar
                                    --------------------------------------------
                                                 Charles D. Farrahar
                                    (Vice President and Chief Financial Officer)